UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

REMEC, INC.

(Exact name of registrant as specified in its charter)

California	1-16541	95-3814301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3790 Via de la Valle, Del Mar, CA 92014

(Address of principal executive offices, with zip code)

(858) 259-4265

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 17, 2010, REMEC, Inc., a California corporation (the “Company”), announced in its Current Report on Form 8-K that it had entered into a liquidating trust agreement to form the REMEC Liquidating Trust as contemplated by the Plan of Complete Liquidation and Dissolution previously approved by the Company’s shareholders.

Effective January 1, 2011, all of the Company’s assets and liabilities were transferred to the REMEC Liquidating Trust pursuant to the terms of the liquidating trust agreement and each shareholder of record of the Company’s common stock at the close of the Company’s stock transfer books at 4:00 p.m. (Eastern) on December 31, 2010 automatically became the holder of one unit of beneficial interest in the REMEC Liquidating Trust for each one share of the Company’s common stock held of record by such shareholder. Upon completion of the transfer of assets and liabilities to the REMEC Liquidating Trust, all outstanding shares of the Company’s stock were deemed cancelled, and trading in those share on the OTCBB under the symbol REMC.OB ceased, effective January 1, 2011.

The Company is in the process of completing its final dissolution in the State of California.

The liquidating trust agreement was filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on November 17, 2010.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

In connection with the transfer of the Company’s assets and liabilities to the REMEC Liquidating Trust on January 1, 2011, the following directors resigned from the Company’s Board of Directors, effective at December 31, 2010 at 11:59 pm: Thomas A. Corcoran, Mark D. Dankberg, William H. Gibbs, Andre R. Horn and Jeffrey M. Nash. In addition, David F. Wilkinson resigned as the Company’s Chief Financial Officer. None of these resignations related to any disagreement with the Company.

Richard A. Sackett, the Company’s President, General Counsel and Secretary, will continue to serve as the sole director on the Company’s Board of Directors and as the Company’s principal executive officer. In addition, Mr. Sackett was appointed to serve as the Company’s Chief Financial Officer, effective January 1, 2011. Mr. Sackett has served as the President of the Company since January 2006 and was elected to the Company’s Board of Directors in June 2006. Mr. Sackett joined the Company in July 2002, and served as Assistant General Counsel of the Company from January 2003 to September 2005. In October 2005, he was appointed as the Company’s Vice President, General Counsel and Secretary. Mr. Sackett retained the offices of General Counsel and Secretary upon becoming President. Prior to joining the Company in July 2002, Mr. Sackett was Counsel for National Steel and Shipbuilding Company (NASSCO) in San Diego, California from 1990 to 2002. Mr. Sackett received a J.D. from the University of San Diego School of Law in 1978, and practiced law in San Diego in law firms and as in-house counsel for public and private companies from 1978 to 1990.

Mr. Sackett will also serve as the Trustee of the REMEC Liquidating Trust.

Item 8.01	Other Events

On January 5, 2011 the Company filed a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company’s common stock under the Securities Exchange Act of 1934, and the Company announced that it will cease filing reports under that act. However, the Trustee will issue to beneficiaries of the REMEC Liquidating Trust and file with the Securities and Exchange Commission, annual reports on Form 10-K and current reports on Form 8-K.

The existence of the REMEC Liquidating Trust will terminate upon the earliest of (i) the distribution of all of the REMEC Liquidating Trust’s remaining assets in accordance with the terms of the Trust Agreement (expected to occur approximately in March 2012), or (ii) the expiration of a period of three (3) years from the date assets are first transferred to the REMEC Liquidating Trust. The existence of the REMEC Liquidating Trust may, however, be extended beyond the three (3) year term if the Trustee then determines that an extension is reasonably necessary to fulfill the purpose of the Liquidating Trust and, prior to such extension, the Trustee has requested and received certain no-action assurances from the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

As a result of the transfer of the Company’s assets and liabilities to the REMEC Liquidating Trust, the Company’s pro forma financial statements reflect zero net assets effective January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date: January 6, 2011	By:	/S/ RICHARD SACKETT
Richard Sackett
President

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